AMENDMENT TO THE BELLSOUTH PERSONAL
                         RETIREMENT ACCOUNT PENSION PLAN


         WHEREAS, BellSouth Corporation (the "Company") sponsors the BellSouth Personal Retirement Account Pension Plan (the "Plan"), which was amended and restated effective January 1, 1998, and subsequently amended from time to time; and

         WHEREAS, pursuant to Section 15.01 of the Plan, the BellSouth Employees' Benefit Claim Review Committee, now known as the Employee Benefit Committee of BellSouth Corporation (the "Committee") is authorized to adopt nonmaterial amendments to the Plan; and

         WHEREAS, the Committee approved, at its August 14, 2001 meeting, amendment to the Plan to accelerate the vesting provision for certain employees of BellSouth International Wireless Services, Inc.; and

         WHEREAS, the Committee authorized Richard D. Sibbernsen, Chairman of the Committee, to approve plan amendment language consistent with such approval and to execute documents in connection therewith;

         NOW, THEREFORE, the Committee hereby approves the following amendment of the Plan:

                                       1.

         Pursuant to Paragraphs 2.03, 15.01 and 16.03 of the Plan, eligible employees of BellSouth International Wireless Services, Inc., who participate in the Plan and who are terminated as employees incident to the signed Stock Purchase Agreement by and among Illuminet Holdings, Inc., BellSouth International Wireless Services, Inc., and BellSouth Corporation, dated August 27, 2001, will become vested, if not already vested, in their account balances as of the closing of the transaction contemplated by the Stock Purchase Agreement.

                                                     2.
         Any other provisions of the Plan not amended herein shall remain in full force and effect.

         This Amendment shall be effective as of September 15, 2001.


                                 EMPLOYEE BENEFIT COMMITTEE
                                   OF BELLSOUTH CORPORATION

                By:      /s/ Richard D. Sibbernsen
                         Richard D. Sibbernsen, Chairman